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                                                                    EXHIBIT 21.1

JABIL CIRCUIT, INC. SUBSIDIARIES*
OWNERSHIP IS 100% EXCEPT WHERE DESIGNATED

Alcomis, Ltd. (Ireland)
Digitek Electronics Ltd (Hong Kong)
General Electronic Development, Ltd. (Hong Kong)
GET General Electronics Manufacturing Services GmbH (Germany)
GET Manufacturing Europe S.A. (Belgium)
GET Manufacturing USA, Inc. (USA)
Jabil Circuit (BVI) Inc. (British Virgin Islands)
Jabil Circuit (Guangzhou) Ltd. (China)
Jabil Circuit (PanYu) Ltd. (China)
Jabil Circuit Cayman LP (Cayman Islands)
Jabil Circuit China Limited (Hong Kong)
Jabil Circuit China Manufacturing Ltd. (Guernsey)
Jabil Circuit de Chihuahua S.A. de C.V. (Mexico)
Jabil Circuit de Mexico, S.A. de C.V. (Mexico)
Jabil Circuit do Brasil, Ltda (Brazil)
Jabil Circuit Financial, Inc. (Delaware, USA)
Jabil Circuit GMBH (Germany)
Jabil Circuit Guangzhou Holding (BVI) Inc. (British Virgin Islands)
Jabil Circuit Gyarto K.F.T. (Hungary)
Jabil Circuit Holdings GmbH (Germany)
Jabil Circuit Holdings, Ltd (United Kingdom)
Jabil Circuit Italia Holding, S.r.l. (Italy)
Jabil Circuit Italia, S.r.l. (Italy) United Kingdom)
Jabil Circuit Japan, Inc. (Japan)
Jabil Circuit Limited (United Kingdom)
Jabil Circuit Luxembourg II, S.a.r.l. (Luxembourg)
Jabil Circuit Luxembourg, S.a.r.l. (Luxembourg)
Jabil Circuit of Michigan, Inc. (Michigan, USA)
Jabil Circuit of Texas, LP (Florida, USA)
Jabil Circuit Real Estate GmbH (Germany)
Jabil Circuit Sdn. Bhd. (Malaysia)
Jabil Circuit Services Ltd. (Hong Kong)
Jabil Circuit Srl, (Italy)
Jabil Circuit U.K., Ltd (United Kingdom)
Jabil Global Services, Inc. (Florida, USA)
Jabil Global Services, Ltd. (Ireland)
Jabil Global Services, S.P.R.L. (Belgium)
Jabil Mexico S.A. de C.V. (Mexico)
Jabil MPC, LLC (Florida, USA)
Jabil Texas Holdings LLC (Florida, USA)
JP Danshui Holding (BVI) Inc. (BVI)
Skytop International Ltd. (Guernsey)
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     * Jabil Circuit, Inc. subsidiaries list as of August 31, 2001, not including certain immaterial subsidiaries dissolved prior to August 31, 2001.